Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Eledon Pharmaceuticals, Inc. of our report dated March 30, 2021, relating to the consolidated financial statements of Eledon Pharmaceuticals, Inc. appearing in the Annual Report on Form 10-K of Eledon Pharmaceuticals, Inc. for the year ended December 31, 2020.

We also consent to the references to us under the headings “Experts” in the prospectus and prospectus supplement, which are part of such Registration Statement.

/s/ KMJ Corbin & Company LLP

Irvine, California

March 31, 2021